                               SECRETARY OF STATE

                                     (SEAL)

                      THE GREAT SEAL OF THE STATE OF NEVADA
                                 STATE OF NEVADA

                                CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that GLOBIG.COM, INC. did on May 17, 1999 file in this office the original Articles of Incorporation; that said Articles are now on file and or record in the office of Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of
State, at my office, in Carson City, Nevada, on May 18, 1999.

                                            /s/ Dean Heller
                                                Dean Heller

(SEAL)

                                            Secretary of State

                                            By  /s/  Denise A. Bates
                                                     Denise A. Bates
                                                     Certification Clerk

                            ARTICLES OF INCORPORATION
                                       OF
                                GLOBIG.COM, INC.

         THE UNDRESIGNED, acting as incorporator(s) of a corporation under the
Nevada Business Corporation Act, adopt(s) the following Articles of
Incorporation for such corporation.

                                ARTICLE I - NAME

         The name of the Corporation is GLOBIG.COM, INC.

                  ARTICLE II - INTIAL OFFICE AND RESIDENT AGENT

         The Corporation Trust Company of Nevada
         One East First Street
         Reno, Nevada 89501

                               ARTICLE III - STOCK

         The aggregate number of shares which this corporation shall have authority to issue is 40,000,000 shares of Common Stock having a par value of
$.001 per share and 1,000,000 shares of Preferred stock having a par value of
$.001 per share. All Common Stock of the corporation shall be of the same class, and shall have the same rights and preferences. The corporation shall have authority to issued the shares of Preferred Stock in one or more series with such rights, preferences and designations as determined by the Board of
Directors of the corporation. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

                             ARTICLE IV - DIRECTORS

         Members of the governing board of the corporation are directors and the number of directors constituting the initial Board of Directors of this corporations is three. The name and address of each person who will serve as director until the first annual meeting of stockholders or until any successor is elected and qualifies, is:

                       NAME                               ADDRESS

                  Roger Finchum                      537 Wyatt Drive
                                                     Madison, TN 37115

                  Shirley Finchum                    537 Wyatt Drive
                                                     Madison, TN 37115

                  Roger Finchum, Jr.                 537 Wyatt Drive
                                                     Madison, TN 37115

                            ARTICLE V - INCORPORATORS

         The name and address of each incorporator is:

                       NAME                              ADDRESS

                  Van Butler                         311 South State, Suite 440
                                                     Salt Lake City, UT 84111

                ARTICLE VI - LIABILITY OF DIRECTORS AND OFFICERS

         No director of officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer, except to the extent provided by applicable law.

                    ARTICLE VII - CONTROLL SHARE ACQUISITIONS

         The provisions of NRS 78.378 to 78.444 regarding control share acquisitions do not apply to the Corporation.

            ARTICLE VIII - COMBINATIONS WITH INTERESTED STOCKHOLDERS

         The provisions of NRS 78.411 to 78.444 regarding combinations with interested stockholders do not apply to the Corporation.

             ARTICLE IX - INDEMMIFICATION OF DIRECTORS AND OFFICERS

         The Corporation shall indemnify, and advance expenses as they are uncured to, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director of officer of the Corporation, or who is serving at the request or direction of the Corporation as a director or officer of another corporation or other enterprise, against expenses including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit or proceeding, to the full extent permitted by Nevada law.

         Under penalties or perjury, I declare that these Articles of
Incorporation have been examined by me and are, to the best of my knowledge and belief, true, correct and complete.

                  DATED this 17 day of May, 1999.
                                                     /s/ Van Bulter

         STATE OF UTAH             )
                                   ) :ss.
         COUNTY OF SALT LAKE       )

         On the 17th day of May, 1999 personally appeared before me, Van Butler, who duly acknowledged to me that he signed the foregoing Articles of
Incorporation.

         (SEAL)
         My Commission Expires:
         2/13/2000

                                               /s/ Daniel Hallmook
                                                   NOTARY PUBLIC
                                                   Residing at Salt Lake County